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                           EXHIBIT 23.3

                  CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the USINTERNETWORKING, Inc. Amended and Restated 1998 Stock Option Plan of our report dated March 23, 1999, with respect to the consolidated financial statements of I.I.T. Holding, Inc. and subsidiaries, included in the Registration Statement and related Prospectus of USINTERNETWORKING, Inc. for the years ended December 31, 1996 and 1997, and for the period from January 1, 1998 through September 7, 1998, filed with the Securities and Exchange Commission.

                                     /s/ Ernst & Young LLP
                                     --------------------------------

Baltimore, Maryland
April 15, 1999